SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  May 17, 1996


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (602) 571-4000
            (Registrant's telephone number, including area code)






























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Item 5.  Other Events

   On May 17, 1996, the Company filed with the Arizona
Corporation Commission ("ACC") amendments to the Company's
Restated Articles of Incorporation. The amendments (i) reduce the number of outstanding shares of the Company's common stock, no par value ("Common Stock"), through a one-for-five reverse split; and (ii) reduce the number of authorized shares of Common Stock from 200 million to 75 million.

   The amendments were approved by the Company's shareholders on May 14, 1996, and are effective as of the time of filing with the ACC (the "Effective Time").

   At and after the Effective Time each share of Common Stock issued and outstanding immediately prior to the Effective Time was reclassified and changed into one-fifth (1/5) of one (1) share of the Common Stock without par value (shares of Common Stock issued and outstanding prior to the Effective Time being hereinafter called "Old Shares" and shares of Common Stock issued and outstanding at and after the Effective Time being hereinafter called "New Shares"); provided, however, that, with respect to each holder of Old Shares such reclassification was effected on the basis of the total number of Old Shares held by such shareholder and, if such reclassification would have resulted in any holder of Old Shares becoming the holder of a fractional share interest in a New Share, the number of New Shares into which such holder's Old Shares were reclassified was rounded upward to the nearest whole share.

   Certificates for Common Stock dated on or before May 17, 1996 represent Old Shares. Certificates dated after May 17,
1996 reflect the reverse stock split, and represent New
Shares.

                            SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        TUCSON ELECTRIC POWER COMPANY
                                 (Registrant)


Date:  May 22, 1996                       Ira R. Adler
                                          -----------------------------------
                                          Ira R. Adler
                                          Senior Vice President and Principal
                                          Financial Officer